Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 09/28/2017 03:37 PM
Original ID: 2013-000640092
Amendment ID: 2017-002136767

Profit Corporation
Articles of Amendment

1. Corporation name:

Life Clips, Inc.

2. Article number(s) 5(A) is amended as follows:

(A) Classes of Stock. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Five Billion Twenty Million (5,020,000,000). Five Billion (5,000,000,000) shares shall be Common Stock, each share with a par value of $0.001, and Twenty Million (20,000,000) shares shall be Preferred Stock, each share with a par value of $0.001.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 08/09/2017
(Date – mm/dd/yyyy)

Received
SEP 26 2017
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]

(May be executed by Chairman of Board, President or another of its officers.)

Date: 9/25/17
(mm/dd/yyyy)

Print Name: Victoria Rudman

Title: Chief Financial Officer

Contact Person: Victoria Rudman

Daytime Phone Number: (800) 292-8991

Email: info@lifeclips.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

Received
SEP 26 2017
Secretary of State
Wyoming

RECEIPT

Secretary of State
2020 Carey Avenue
Cheyenne, WY 82002-0020

NELLY RUDMAN
6018 SURF AVE
BRIGHTWATER TOWER NO 22K
BROOKLYN, NY 11224

RECEIPT INFORMATION

Receipt #: **001280850**
Receipt Date: **09/28/2017**
Processed By: **Cristina Castillo**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Common Amendment - Profit Corporation - Domestic	2017-002136767	1	$50.00	$50.00

TOTAL CHARGES PAID $50.00

Description of Payment	Reference	Amount
Payment-Check / Money Order	5447	$50.00

TOTAL PAYMENT $50.00

In Reference To:
Life Clips, Inc. (2013-000640092); Amendment ID: 2017-002136767

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov